SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 24, 2009

HOUSTON AMERICAN ENERGY CORP
(Exact name of registrant as specified in Charter)

Delaware	1-32955	76-0675953
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

801 Travis St., Suite 1425
Houston, Texas 77002

(Address of Principal Executive Offices)(Zip Code)

713-222-6966

(Issuer Telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On June 24, 2009, Houston American Energy Corp. (the “Company”) issued a press release announcing the entry into a farmout agreement with Shona Energy (Colombia) Limited pursuant to which the Company will pay 25% of designated geological and seismic costs relating to the Serrania Contract for Exploration and Production relating to the approximately 110,769 acre Serrania Block in Colombia and for which the Company will receive a 12.5% interest in the Serrania Contract.

The press release is attached to this Current Report on Form 8-K as Exhibit 99.1.  The information contained in this Form 8-K, including the press release, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Exchange Act of 1933, as amended except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated June 24, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSTON AMERICAN ENERGY CORP

Dated: June 24, 2009
	By:	/s/ James J. Jacobs
James J. Jacobs,
Chief Financial Officer

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